Exhibit 4(i)

 [[LOGO OF CUNA MUTUAL GROUP] | CUNA MUTUAL GROUP]

                MEMBERS LIFE INSURANCE COMPANY
                  [2000 Heritage Way, Waverly, Iowa 50677]
                  Telephone: [800.798.6600]
                  [http://www.cunamutual.com]

                             SINGLE PREMIUM DEFERRED
                        MODIFIED GUARANTEED INDEX ANNUITY
                          CONTRACT NUMBER: [123456789]

READ YOUR CONTRACT CAREFULLY. This is a legal contract between the owner and MEMBERS Life Insurance Company, and hereafter will be referred to as the contract.

This contract is issued to the owner in consideration of the application and the purchase payment. MEMBERS Life Insurance Company will pay the benefits of this contract, subject to its terms and conditions, which will never be less than the amount required by state law.

INTEREST CREDITED IS BASED ON EXTERNAL INDICES. WHILE CONTRACT VALUES MAY BE AFFECTED BY AN EXTERNAL INDEX, THIS CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT PROVISION. THE AMOUNT PAYABLE UPON FULL SURRENDER OR PARTIAL WITHDRAWAL OF THE CONTRACT VALUE MAY BE ADJUSTED UPWARD OR DOWNWARD BASED ON A MARKET VALUE ADJUSTMENT FORMULA IN ADDITION TO ANY SCHEDULED SURRENDER CHARGE. THE DEATH BENEFIT IS NOT SUBJECT TO A SURRENDER CHARGE OR THE MARKET VALUE ADJUSTMENT FORMULA.

WE HOLD RESERVES FOR OUR GUARANTEES UNDER THIS CONTRACT IN A NON-UNITIZED SEPARATE ACCOUNT ESTABLISHED WITHIN THE GENERAL ACCOUNT. THE ASSETS IN THE SEPARATE ACCOUNT ARE SUBJECT TO THE LIABILITIES THAT ARISE OUT OF THE OTHER BUSINESS THAT WE CONDUCT. GENERAL ACCOUNT ASSETS ARE ALSO AVAILABLE TO MEET GUARANTEES UNDER THIS CONTRACT AS WELL AS OUR OTHER GENERAL OBLIGATIONS.

SIGNED FOR MEMBERS LIFE INSURANCE COMPANY, [WAVERLY, IOWA], ON THE CONTRACT ISSUE DATE.

[/s/ Robert N. Trunzo]                           [/s/ Steven R. Suleski]
       President                                        Secretary

================================================================================

RIGHT TO EXAMINE THIS CONTRACT. IF FOR ANY REASON YOU DECIDE NOT TO KEEP THIS CONTRACT, YOU MAY RETURN IT TO US WITHIN 10 DAYS AFTER YOU RECEIVE IT. IF THIS CONTRACT IS A REPLACEMENT FOR AN EXISTING CONTRACT, YOU MAY RETURN IT TO US WITHIN 30 DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN THE CONTRACT TO EITHER OUR ADMINISTRATIVE OFFICE OR TO THE AGENT WHO SOLD IT TO YOU. RETURN OF THIS CONTRACT IS EFFECTIVE WHEN POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PAID. WE WILL CONSIDER THE CONTRACT VOID FROM THE BEGINNING AND WILL REFUND THE PURCHASE PAYMENT WITHIN 7 DAYS AFTER WE RECEIVE THE RETURNED CONTRACT.

================================================================================

                   Income Payments Starting on the Payout Date
        Death Benefit Payable at Death of Owner Prior to the Payout Date
                                Non-Participating

2012-SPDMGIA

================================================================================
CONTRACT GUIDE AND INDEX
================================================================================

Data Page.......................................................................  Section  1

Definitions.....................................................................  Section  2

Parties to the Contract.........................................................  Section  3

General Information.............................................................  Section  4

Owner, Annuitant and Beneficiary................................................  Section  5

Purchase Payment and Risk Control Accounts......................................  Section  6

Automatic Rebalance Program.....................................................  Section  7

Credited Index Interest.........................................................  Section  8

Contract Value During The Accumulation Period...................................  Section  9

Withdrawal Provision............................................................  Section 10

Nursing Home or Hospital/Terminal Illness Withdrawal Privilege..................  Section 11

Death Provisions Prior to the Payout Period.....................................  Section 12

Payout Period...................................................................  Section 13

Income Payments.................................................................  Section 14

Death Provisions During the Payout Period.......................................  Section 15

Income Option Rates.............................................................  Section 16

=================================================================================================================================
SECTION 1.                                        DATA PAGE                                        CONTRACT NUMBER:  [123456789]
=================================================================================================================================
OWNER(S)                                                                                             CONTRACT ISSUE DATE
--------                                                                                             -------------------
[John Doe]                                                                                           [June 1, 2011]

ANNUITANT(S)                                                                                         ANNUITANT(S) ISSUE AGE(S)
------------                                                                                         -------------------------
[John Doe]                                                                                           [35]

PURCHASE PAYMENT: [$5,000]

PAYOUT PERIOD INFORMATION:
    ANTICIPATED PAYOUT DATE: [June 1, 2061]
    ANTICIPATED INCOME OPTION: [Monthly Life Income - 10 Years]
    LIFE INCOME RATES: [Type A]

INITIAL INDEX PERIOD INFORMATION:
    INITIAL INDEX PERIOD: [10 Year]
    INITIAL INDEX PERIOD EXPIRATION DATE: [June 1, 2022]
    MARKET VALUE ADJUSTMENT INDEX 1: [Constant Maturity Treasury]
    MARKET VALUE ADJUSTMENT RATE 1 AT ISSUE: [0.00%]
    MARKET VALUE ADJUSTMENT INDEX 2: [Bank of America/Merrill Lynch Index for
                                        Corporates]*
    MARKET VALUE ADJUSTMENT RATE 2 AT ISSUE: [0.00%]

            SURRENDER CHARGE SCHEDULE:
---------------------------------------------------------------------------------------------------------------------------------
  Contract Year           1         2         3         4         5         6         7         8         9         10        11+
---------------------------------------------------------------------------------------------------------------------------------
Surrender Charge %        9%        9%        8%        7%        6%        5%        4%        3%        2%        1%        0%
---------------------------------------------------------------------------------------------------------------------------------

RISK CONTROL ACCOUNT INFORMATION EFFECTIVE AS OF:  [JUNE 1, 2011]

---------------------------------------------------------------------------------------------------------------------------------
                                 Purchase                              Index          Initial Index
                                 Payment                             Interest            Interest          Index        [Bailout
                                Allocation          Index           Rate Floor          Rate Cap           Value          Rate]
---------------------------------------------------------------------------------------------------------------------------------
[[Secure Account]                  [50%]          [S&P 500]*            [0%]              [2%]            [1500]         [0.1%]
---------------------------------------------------------------------------------------------------------------------------------
[Growth Account ]**                [50%]          [S&P 500]*           [-10%]             [12%]           [1500]          [0%]]
---------------------------------------------------------------------------------------------------------------------------------

[*The Bank of America/Merrill Lynch Index for Corporates is a trademark of the Bank of America and has been licensed for use by MEMBERS Life Insurance Company. This Product is not sponsored, endorsed, sold or promoted by Bank of America, and Bank of America makes no representation regarding the advisability of investing in the Product.

*The Standard & Poor's 500 Composite Stock Price Index (S&P500). "Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. and have been licensed for use by MEMBERS Life Insurance Company. This Product is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Product. The S&P500 Index does not include dividends paid by the underlying companies.]

**[Growth Account] is only available before the Initial Index Period Expiration Date.

ADDITIONAL BENEFITS:
[Change of Annuitant Endorsement]
[Bailout Endorsement
  Bailout Rate:  See Risk Control Account Information]
[Credit Enhancement Endorsement]

                         Credit
[Contract             Enhancement
  Year]             Bonus Percentage
    1                     [0%]
    2+                    [0%]]

=================================================================================================================================
SECTION  2.                                                                   DEFINITIONS
=================================================================================================================================
2.1      WHAT ARE THE MOST             ACCUMULATION PERIOD - The period of time that: (a) begins on the contract issue date
         COMMONLY USED TERMS           stated on the Data Page; and (b) continues until the payout date, unless this contract is
         AND WHAT DO THEY MEAN?        terminated.

                                       ADJUSTED INDEX VALUE - The index value adjusted for the index interest rate cap or index interest rate floor for the current contract year.

                                       ADMINISTRATIVE OFFICE - MEMBERS Life Insurance Company, [2000 Heritage Way, Waverly,
                                       Iowa 50677].

                                       AUTOMATIC REBALANCE PROGRAM - The program ("rebalancing") to automatically transfer values between the risk control accounts in order to achieve the balance of contract value equal to the allocation percentages requested.

                                       AGE - Age as of last birthday.

                                       BUSINESS DAY - Any day both the company and the New York Stock Exchange are open for business. The company is closed on the following holidays: New Year's Day, Good Friday,
                                       Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. The company is closed on the holiday itself if the holiday falls Monday through Friday, the day immediately preceding the holiday if the holiday falls on a Saturday, and the day immediately following if the holiday falls on a Sunday.

                                       CONTRACT ANNIVERSARY - The same day and month as the contract issue date for each year the contract remains in force.

                                       CONTRACT ISSUE DATE - The date from which contract years and contract anniversaries are determined. The contract issue date is shown on your Data Page. Your contract issue date is your initial index period start date.

                                       CONTRACT VALUE - The current value of your annuity as provided under this contract during the accumulation period. On the issue date, contract value is equal to your purchase payment. On any other day during the accumulation period, contract value is equal to the risk control accounts.

                                       CONTRACT YEAR - Any twelve-month period beginning on the contract issue date or contract anniversary and ending one day before the next contract anniversary.

                                       CREDITED INDEX INTEREST - The amount of index interest credited on each contract anniversary and at time of partial withdrawal, surrender, death and annuitization. Index interest depends, in part, on an external index.

                                       CREDITED INDEX INTEREST RATE - The rate used to determine the index interest to be applied.

                                       DUE PROOF OF DEATH - Proof of death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

                                       GENERAL ACCOUNT - All of the company's assets other than the assets in segregated asset accounts which are maintained as "insulated" separate accounts under applicable law.

                                       GOOD ORDER - Receipt in our administrative office of all information we require to process requests or transactions for your contract.

                                       HOSPITAL - A facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located.

                                       INDEX - The S&P 500 Composite Stock Price or any substituted suitable alternative index.

                                       INDEX INTEREST - Interest we calculate that is based in part on the performance of an
                                       Index.

                                       INDEX INTEREST RATE CAP - The maximum index interest rate that may apply to determine the index interest. We may change this rate at the beginning of a contract year.

                                       INDEX INTEREST RATE FLOOR - The minimum index interest rate that may apply to determine the index interest. This rate will not change during the life of your contract.

                                       INITIAL INDEX VALUE - The index value as of the beginning of the current contract year.

                                       INITIAL INDEX PERIOD - The period beginning on the contract issue date and ending on the initial index period expiration date.

                                       INITIAL INDEX PERIOD EXPIRATION DATE - The last day of the initial index period. Note this also coincides with the last day that surrender charges and a market value adjustment apply. The initial index period expiration date is shown on your Data Page.

                                       IRC - The Internal Revenue Code of 1986, as amended.

                                       MARKET VALUE ADJUSTMENT - The amount of adjustment (increased/decreased) that may be applied to any partial withdrawal or surrender value during the initial index period.
                                       This adjustment will not be applied to the free annual withdrawal amount.

                                       MARKET VALUE ADJUSTMENT INDICES - The indices used to determine the interest rates used to calculate the market value adjustment. They are shown on the Data Page.

                                       MARKET VALUE ADJUSTMENT INDEX RATE - Rate(s) used to calculate the market value adjustment.

                                       NURSING HOME - A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

                                       PAYOUT DATE - The date we begin making income payments to the payee from the contract.

                                       PAYOUT PERIOD - The phase the contract is in once income payments begin.

                                       PURCHASE PAYMENT - Your contract is issued in return for your purchase payment. Your purchase payment is shown on the Data Page.

                                       RISK CONTROL ACCOUNT - An investment option that is available to you to allocate your contract value. Each risk control account has a unique credited index interest rate cap and index interest rate floor.

                                       SEPARATE ACCOUNT - A non-registered separate account that we established within the general account and in which we hold reserves for our guarantees under the contract. Our other general account assets are also available to meet the guarantees under the contract and our other general obligations. The assets of the separate account are subject to the liabilities that arise out of the other business that we conduct.

                                       SURRENDER CHARGE - The charge associated with surrendering either some or all of the contract value before the end of the initial index period.

                                       SURRENDER CHARGE PERIOD - The period of time when a surrender charge and market value adjustment may be assessed on your contract value if you take a partial withdrawal or surrender this contract. The surrender charge schedule is shown on your Data Page.

                                       SURRENDER VALUE - The amount you are entitled to receive under this contract in the event this contract is terminated during the accumulation period. It is equal to your contract value, less any surrender charges and adjusted for any market value adjustment.

                                       UNADJUSTED INDEX VALUE - The index value as of the date which index interest is calculated.

                                       WRITTEN REQUEST - A signed and dated written notice in a form satisfactory to us.

=================================================================================================================================
SECTION  3.                                                              PARTIES TO THE CONTRACT
=================================================================================================================================
3.1      WHO ARE THE PARTIES TO        COMPANY - MEMBERS Life Insurance Company. Also referred to as "we", "our" and "us".
         THE CONTRACT?
                                       OWNER - The person(s) (or entities) who own(s) this contract and whose death determines the death benefit. If there are multiple owners, each owner will be a joint owner of the contract and all references to owner will mean joint owners. The owner has all rights, title and interest in this contract during the accumulation period. The owner may exercise all rights and options stated in this contract, subject to the rights of any irrevocable beneficiary. The owner is also referred to as "you" or "your".

                                       ANNUITANT (JOINT ANNUITANT) - The natural person(s) whose life (or lives) determines the income payment amount payable under the contract.

                                       BENEFICIARY - The person(s) (or entities) named on your application (unless later changed as described in Section 5.3) to receive proceeds payable due to the death of the owner.
                                       Prior to the payout date, if no beneficiary survives the owner, the proceeds will be paid to the owner's estate.

                                       PAYEE - The person(s) (or entities) who receives income payments during the payout period while the annuitant is living. The payee is the owner unless otherwise designated. A minor cannot be named the payee.

=================================================================================================================================
SECTION  4.                                                                GENERAL INFORMATION
=================================================================================================================================
4.1      WHAT IS THE ENTIRE            This contract form, any attached riders and/or endorsements, and a copy of the attached
         CONTRACT?                     application are the entire contract between you and us. No one except our president or secretary can change or waive any of our rights or requirements under this contract. Any change must be in writing.

4.2      WHEN DOES THIS CONTRACT       This contract is incontestable from its contract issue date. The statements contained in
         BECOME INCONTESTABLE?         the application (in the absence of fraud) are considered representations and not warranties.

4.3      WHAT IF AN ANNUITANT'S        If an annuitant's date of birth has been misstated, we will adjust the income payments
         DATE OF BIRTH OR GENDER       under this contract to be equal to the payout amount the contract value would have
         HAS BEEN MISSTATED?           purchased based on the annuitant's correct date of birth. If an annuitant's gender has been misstated, and the Type A life income rates apply (see your Data Page and Section
                                       16), we will adjust the income payments under this contract to be equal to the payout amount the contract value would have purchased based on the annuitant's correct gender.
                                       Any underpayment will be added to the next payment. Any overpayment will be subtracted from future payments. No interest will be credited or charged to any underpayment or overpayment adjustments.

4.4      WILL ANNUAL REPORTS BE        We will send you a report, without charge, at least annually. The report will provide
         SENT?                         information about your contract and will include the contract value prior to the application of any surrender charge or market value adjustment. It will also specify the surrender charge and the market value adjustment applicable to determine the surrender value. The annual report will be mailed to you no later than two months following the effective date of the information provided.

4.5      DOES THIS CONTRACT            The provisions of this contract conform with the minimum requirements of the state of
         CONFORM WITH STATE LAW?       issue. The laws of the state of issue control over any conflicting laws of any other state in which the owner may live on or after the contract issue date.

                                       The company will amend this contract to comply with any changes in law governing the contract or the taxation of benefits under the contract.

=================================================================================================================================
SECTION  5.                                                         OWNER, ANNUITANT AND BENEFICIARY
=================================================================================================================================
5.1      WHAT ARE MY RIGHTS AS         The owner may exercise all rights and privileges granted by this contract. If there are
         AS OWNER OF THIS              multiple persons named as owners, each owner will have equal ownership of the contract.
         CONTRACT?

5.2      ARE THERE RESTRICTIONS        A non-natural person may not jointly own a contract.
         ON OWNERSHIP?

5.3      HOW CAN I CHANGE THE          You may change the owner or beneficiary of this contract by written request at any time
         OWNER OR BENEFICIARY          before the payout date. Unless otherwise specified by the owner, the change will take
         OF THIS CONTRACT?             effect as of the date you signed it. We are not liable for any payment we make or action we take before receiving any such written request in our administrative office.

                                       If there are multiple owners, the written request for change must be signed by all owners.
                                       A request for change of owner or beneficiary must also be signed by any irrevocable beneficiary.

5.4      CAN I CHANGE THE              You may change the annuitant at any time before the payout date. Written notice of the
         ANNUITANT UNDER THIS          change of the annuitant must be filed with us and signed by all owners and any irrevocable
         CONTRACT?                     beneficiary. Unless otherwise specified by the owner, such change will take effect on the date of the written request but will be subject to any payment made or other action taken by us before the request was filed.

                                       The annuitant may not be changed if the owner is not a natural person.

=================================================================================================================================
SECTION  6.                                                    PURCHASE PAYMENT AND RISK CONTROL ACCOUNTS
=================================================================================================================================
6.1      HOW WILL THE PURCHASE         The purchase payment will be allocated to the risk control accounts you elected at
         PAYMENT BE ALLOCATED          contract issue.
         TO THE RISK CONTROL
         ACCOUNTS?

6.2      CAN I ESTABLISH MORE          Each risk control account will have its own index, index interest rate cap and index
         THAN ONE RISK CONTROL         interest rate floor. The initial index interest rate cap and floor for each risk control
         ACCOUNT?                      accounts are shown on Your Data Page. The provisions below regarding index interest, contract value, market value adjustment, surrender charges, surrenders and withdrawals apply to each risk control account.

6.3      CAN MY RISK CONTROL           You may change risk control account allocation as of any contract anniversary. Written
         ACCOUNT ALLOCATION            requests to change risk control accounts or allocation between risk control accounts
         PERCENTAGES BE CHANGED?       must be received no later than two business days prior to the contract anniversary to take effect. Requests received within two business days to the current year contract anniversary will be processed and made effective on the following year contract anniversary.

                                       If a change is made to the risk control account allocation, we will send confirmation letters.

                                       After the initial index period and during a continued accumulation period, only risk control accounts with an index interest rate floor of 0% will be available.

6.4      HOW IS A WITHDRAWAL           Withdrawals (including any applicable surrender charge and market value adjustment) will be
         ALLOCATED BETWEEN RISK        made in the proportion that each risk control account value bears to the contract value at
         CONTROL ACCOUNTS?             the time of withdrawal.

=================================================================================================================================
SECTION  7.                                                           AUTOMATIC REBALANCE PROGRAM
=================================================================================================================================
7.1      WHAT IS THE AUTOMATIC         The automatic rebalance program ("rebalancing") transfers values between the risk control
         REBALANCE PROGRAM FOR         accounts based on the last allocation percentages which you specified. At issue, these
         RISK CONTROL ACCOUNTS?        percentages are shown on your Data Page. See Section 6.3 for more information regarding changing allocation percentages among risk control accounts.

                                       Rebalancing is required unless your allocation percentage is 100% to one risk control account. Rebalancing, if required, will occur automatically on each contract anniversary.

=================================================================================================================================
SECTION  8.                                                             CREDITED INDEX INTEREST
=================================================================================================================================
8.1      HOW MUCH INDEX INTEREST       For each risk control account, the credited index interest rate will be used to determine
         WILL BE CREDITED AND          the credited index interest during the accumulation period.
         HOW IS IT DETERMINED?
                                       For the purposes of the credited index interest rate calculation:

                                       Adjusted Index Value =
                                           If (Unadjusted Index Value) > (Initial Index Value) x (1 + Index Interest Rate Cap)
                                           Then Adjusted Index Value = (Initial Index Value) x (1 + Index Interest Rate Cap)
                                           If (Unadjusted Index Value) < (Initial Index Value) x (1 + Index Interest Rate Floor)
                                           Then Adjusted Index Value = (Initial Index Value) x (1 + Index Interest Rate Floor)
                                           Otherwise Adjusted Index Value = Unadjusted Index Value

                                       The unadjusted index value for each day is the closing value for the associated index as of the interest credited date. If the index value is not available on that day, we will use the next day for which the credited index value is available.

                                       On each day, the credited index interest rate (IIR) for each risk control account is equal to
                                       (A / B) - 1  where:

                                           A = Adjusted Index Value as of the current date
                                           B = the later of the Adjusted Index Value as of the last withdrawal, or Initial
                                               Index Value

                                       This credited index interest rate (IIR) will be taken times the risk control account value, as defined in Section 9.1 below, as of the last index interest credited date to determine the amount of index interest applied.

                                       This process is repeated for each risk control account.

8.2      WHEN WILL INDEX INTEREST      Credited index interest will be calculated and applied on each contract anniversary.
         BE APPLIED TO THE RISK        Credited index interest will also be calculated and applied when a partial withdrawal,
         CONTROL ACCOUNTS?             surrender, annuitization, or death proceeds are payable.

8.3      WILL THE INDEX INTEREST       We may vary the index interest rate cap each contract year based on the contract year
         RATE FLOOR AND INDEX          and the contract value.
         INTEREST RATE CAP CHANGE?
                                       The index interest rate floor associated with each risk control account will not change during the life of your contract

8.4      CAN AN INDEX BE CHANGED?      The same index will be used for each risk control account for the duration of your contract. However, if the publication of that index is discontinued, or the calculation of that index is materially changed, we will substitute a suitable index that will be used for the entire then-current contract year and notify you of the change in advance.
                                       Any change will be approved by the insurance commissioner of the state in which the contract was issued, if required by state law. Notification will be in your annual report unless timing of any such change would cause us to send notification prior to your contract anniversary.

8.5      CAN ADDITIONAL INDICES        We may offer additional risk control accounts with additional indices at our discretion.
         BE ADDED?

=================================================================================================================================
SECTION  9.                                                  CONTRACT VALUE DURING THE ACCUMULATION PERIOD
=================================================================================================================================
9.1      WHAT IS MY CONTRACT VALUE     On the contract issue date, the contract value is equal to the purchase payment. The
         DURING THE ACCUMULATION       contract value on any other given date during the accumulation period is equal to the sum
         PERIOD?                       of the risk control account values. The contract value will be re-calculated at the time of a partial withdrawal and on each contract anniversary, as well as at the time of surrender, annuitization and upon death of the owner.

                                       Each risk control account value is calculated using the following formula:

                                           Risk Control Account Value(t)=  [Risk Control Account Value effective last contract anniversary] (t-1) + Index Interest Credited throughout the current contract year
                                           (see Section 8.1) - Gross Withdrawals (defined below)

                                           Where:   Risk Control Account Value(t)=  risk control account value on the date of calculation
                                                    Risk Control Account Value effective last contract anniversary(t-1) = risk control account value beginning of the current contract year
                                                    Index Interest Credited  =  the resulting credited index interest amount as described in Section 8.1
                                                    Gross Withdrawals = the sum of all partial withdrawals, taken since the last contract anniversary, which includes all surrender charges and market value adjustments, if any.
                                       This process is repeated for each risk control account.

9.2      HOW DOES MY CONTRACT          The contract value will be reduced by the sum of all partial withdrawals, including
         VALUE CHANGE UPON             all surrender charges and market value adjustments, if any.
         A PARTIAL WITHDRAWAL?

9.3      WHAT IS THE SURRENDER         The surrender value is equal to the contract value as of the date your written request
         VALUE?                        for surrender is received in our administrative office, reduced by any applicable surrender charge and adjusted (increased/decreased) for any applicable market value adjustment.
=================================================================================================================================
SECTION  10.                                                              WITHDRAWAL PROVISION
=================================================================================================================================
10.1     WHAT ARE THE RULES FOR A      After the first contract anniversary and before the payout date, you may make two partial
         PARTIAL WITHDRAWAL OF         withdrawals per contract year by written request. The written consent of all owners and
         THE SURRENDER VALUE?          irrevocable beneficiaries must be obtained prior to any partial withdrawal. Partial withdrawals will be effective as of the date we receive your written request in good order in our administrative office.

                                       Any applicable surrender charge and market value adjustment will affect the amount available for a partial withdrawal. If a partial withdrawal would cause the surrender value to be less than $2,000, we will treat your request as a full surrender.

10.2     WHAT ARE THE RULES FOR A      You have the right to surrender this contract during the accumulation period by written
         FULL SURRENDER OF THE         request. The written consent of all owners and irrevocable beneficiaries must be obtained
         CONTRACT?                     prior to a full surrender. You will be paid the surrender value as of the date we received your written request in good order in our administrative office.

                                       Upon payment of the surrender value, this contract is terminated, and we have no further obligation under this contract. We may require that this contract be returned to our administrative office prior to making payment.

10.3     WHAT AMOUNTS MAY BE           The following amounts may be withdrawn without incurring a surrender charge or a market
         WITHDRAWN WITHOUT             value adjustment:
         INCURRING A SURRENDER
         CHARGE OR MARKET VALUE        a.  death benefit proceeds;
         ADJUSTMENT?                   b.  nursing home or hospital/terminal illness withdrawals as described in Section 11;
                                       c.  your free annual withdrawal amount described below;
                                       d.  amounts withdrawn after the initial index period;
                                       e.  amounts withdrawn as required minimum distributions under the IRC;
                                       f.  income payments during the payout period as described in Section 14.

                                       Your free annual withdrawal amount during the initial index period is a percentage of your beginning of year contract value. The free annual withdrawal amount is equal to 10%
                                       of the beginning of year contract value, beginning in year 2. There is no free annual withdrawal amount in contract year 1. If you make a partial withdrawal of less than 10%
                                       of the beginning of year contract value, the remaining free annual withdrawal amount will be applied to any subsequent partial withdrawal which occurs during the same contract year. No remaining free annual withdrawal amount will carry over to any subsequent contract year.

10.4     WHAT IS THE SURRENDER         A surrender charge is imposed on amounts withdrawn in excess of the free annual withdrawal
         CHARGE?                       amount described in Section 10.3 above. The surrender charge will reduce the overall withdrawal amount. The surrender charge schedule is shown on your Data Page and is expressed as a percentage of your contract value.

                                       The surrender charge amount, if any, is calculated using the following formula:

                                       Surrender Charge Amount = W x SC%
                                           Where:
                                                    W = amount of withdrawal (or portion of withdrawal) that is in excess of the free annual withdrawal amount remaining (if any) for that contract year

                                                    SC% = applicable surrender charge percentage based on the contract year of the withdrawal

10.5     ARE THERE ANY                 Generally, the amount of any surrender or partial withdrawal will be paid to you within
         RESTRICTIONS ON               seven days of receipt of your written request in our administrative office in good order.
         PAYMENTS FOR SURRENDER
         OR PARTIAL WITHDRAWALS?       Subject to obtaining prior written approval by the state commissioner if required by state law, we reserve the right to postpone payment of any surrender or partial withdrawal for up to six (6) months after we receive your written request. In the event of postponement, we will pay interest on the proceeds if required by state law. Interest will be calculated at the effective annual rate and for the time period required under state law.

10.6     HOW IS THE MARKET VALUE       The market value adjustment is not applied to the free annual withdrawal amount, only to
         ADJUSTMENT CALCULATED         the portion of withdrawals that exceed the free annual withdrawal amount. The market
         ON FULL SURRENDER OR          value adjustment is only applied during the initial index period and is calculated
         PARTIAL WITHDRAWAL DURING     separately for each risk control account. The amount of withdrawal applied in the MVA
         THE ACCUMULATION PERIOD?      formula is proportional to the risk control account value as it bears to the contract value at the time of withdrawal. On any given date it is calculated using the following formula:

                                           MVA  =  (W / (1+IIR*)) x (MVAF - 1)

                                           Where:
                                             W = amount of withdrawal (or portion of withdrawal) that is in excess of the free annual withdrawal amount remaining (if any) for that contract year

                                             IIR* = the resulting credited index interest rate where (A / B) - 1  where:
                                                  A = Adjusted Index Value as of the current date
                                                  B = Initial Index Value for current contract year

                                             MVAF = ((1 + I + K)/(1 + J + L))^N

                                             I = The market value adjustment index rate of the Market Value Adjustment Index 1 as of the contract issue date for a maturity consistent with the initial index period
                                             (shown on your Data Page).

                                             J = The market value adjustment index rate as of the withdrawal date of the Market
                                             Value Adjustment Index 1 for a maturity consistent with the remaining length of the initial index period.

                                             If there is no corresponding length of the market value adjustment index 1, then the linear interpolation of the index with maturities closest to N will be used to determine I and J.

                                             K = The market value adjustment index rate of the Market Value Adjustment Index 2 as of the contract issue date (shown on your Data Page).

                                             L = The market value adjustment index rate of the Market Value Adjustment Index 2 as of the withdrawal date.

                                             N = The number of years (whole and partial) from the current date until the end of the initial index period.

10.7     WHAT HAPPENS IF ANY OF        If the publication of any component of the market value adjustment indices is discontinued
         THE MARKET VALUE              or if the calculation of the market value adjustment indices is changed substantially, we
         ADJUSTMENT INDICES ARE        may substitute for the discontinued or substantially changed element subject to any
         DISCONTINUED?                 applicable regulatory approval that may be required. Before a substitute index is used, we shall notify you of the substitution. Any change we make will be on a non-discriminatory basis.

10.8     HOW WILL THE SURRENDER        For each partial withdrawal and upon full surrender of the contract within the initial
         CHARGE AND MARKET VALUE       index period, the total withdrawal/surrender amount may be reduced by the applicable
         ADJUSTMENT AFFECT THE         surrender charge and adjusted (increased/decreased) for the market value adjustment as
         WITHDRAWAL AMOUNT?            stated above.

=================================================================================================================================
SECTION  11.                                         NURSING HOME OR HOSPITAL/TERMINAL ILLNESS WITHDRAWAL PRIVILEGE
=================================================================================================================================
              NOTICE: THIS WITHDRAWAL PRIVILEGE IS NOT INTENDED TO PROVIDE LONG-TERM CARE OR NURSING HOME INSURANCE.

11.1     WHAT IS THE NURSING HOME      We will waive the surrender charge and/or market value adjustment subject to providing
         OR HOSPITAL/TERMINAL          proof that one of the following conditions has occurred:
         ILLNESS PRIVILEGE?
                                           a.)  NURSING HOME OR HOSPITAL. The owner or annuitant has first been admitted to a licensed nursing home or hospital and has been confined to such nursing home or hospital for at least 180 consecutive days after the latter of the contract issue date or the date of change of owner or annuitant. As proof, we may require verification of confinement in the nursing home or hospital.

                                                The conditions that must be met are that:
                                                o  the confinement in a Nursing Home or Hospital is recommended by a Physician who is duly licensed by the state to treat the injury or sickness causing the confinement and who is not an employee of the Nursing Home or Hospital where the annuitant or owner is confined; and
                                                o  an additional free annual withdrawal amount request, accompanied by written proof of confinement and the Physician's recommendation, is received by us no later than 90 days following the date that the qualifying confinement has ended.

                                           b.)  TERMINAL ILLNESS. The owner or annuitant has been determined to be terminally ill. Terminally ill means that due to illness or accident, the annuitant's life expectancy is 12 months or less. As proof, we require determination of the terminal illness. Such determination must be signed by the physician making the determination after the latter of the contract issue date or the date of change of owner or annuitant. The physician may not be a member of your immediate family.

                                       Proof must be provided at the time of your request for surrender or partial withdrawal.
                                       Before granting the waiver, we may request a second opinion or examination of the owner or annuitant by one of our examiners. We will bear the cost of such second opinion.
                                       This privilege may be exercised only one time.

=================================================================================================================================
SECTION 12.                                                     DEATH PROVISIONS PRIOR TO PAYOUT PERIOD
=================================================================================================================================
                                       Notwithstanding any provision of this Contract to the contrary, any benefits required to be paid under this Contract will be paid in a manner that satisfies the requirements of the IRC.

12.1     WHAT HAPPENS IF AN            If you die during the accumulation period, your beneficiary is entitled to a death
         OWNER DIES DURING THE         benefit. If you have a joint owner, the death benefit will be available when the first
         ACCUMULATION PERIOD?          joint owner dies.

                                       A beneficiary must make his/her election within sixty (60) days of the date we receive due proof of death. The following death benefit options are available:

                                       OPTION A: If the sole beneficiary is the surviving spouse of the deceased owner, the surviving spouse may elect to continue the contract as the new owner.

                                       OPTION B: If the beneficiary is a natural person, payment of the death benefit may be applied under one of the Income Payout options. Payments under the Income Payout option must begin within one (1) year of the owner's death and payments may not extend beyond a period certain equal to the beneficiary's life expectancy.

                                       OPTION C: Lump sum payment of the death benefit.

                                       OPTION D: Payment of the death benefit within five (5) years of the date of the owner's death.

12.2     WHAT HAPPENS IF THE           If the Annuitant dies during the accumulation period, while the owner is living, and no
         ANNUITANT DIES DURING         joint Annuitant has been named, the owner will become the annuitant, until and unless
         THE ACCUMULATION PERIOD?      we receive other written notice.

                                       If a joint annuitant has been named, then upon the death of an annuitant, the surviving joint annuitant will become the annuitant.

                                       If the owner is not a natural person, the annuitant may not be changed and a new annuitant may not be designated. For purposes of the Death Provisions, the annuitant will be considered the owner. See Section 12.1.

12.3     WHAT AMOUNT WILL BE           The amount that will be paid as death benefit proceeds is equal to the contract value
         PAID AS DEATH BENEFIT?        adjusted (increased/decreased) for interest credited on the date death proceeds are payable.

12.4     WHEN ARE DEATH PROCEEDS       Death benefit proceeds are payable upon our receipt of due proof of the owner's death.
         PAYABLE?

12.5     WILL INTEREST BE PAID         We will pay interest on single sum death proceeds, if required by state law. Interest,
         ON DEATH PROCEEDS?            if any, will be calculated at the rate and for the time period required by state law.

12.6     ARE DEATH BENEFITS SUBJECT    So far as permitted by law, the death benefits will not be subject to any claim of
         TO CLAIMS OF CREDITORS?       the beneficiary's creditors.

=================================================================================================================================
SECTION  13.                                                                 PAYOUT PERIOD
=================================================================================================================================
13.1     WHAT IS THE PAYOUT PERIOD?    The payout period is the period of time that: (a) begins on the payout date; and
                                       (b) continues until we make the last payment as provided by the income payout option chosen.

                                       On the first day of this period, the contract value will be applied to the income payout option you selected. If you do not select an income payout option we will make payments on the following basis, unless otherwise required under the IRC:

                                           a.)  Life Income Option with a 10-year guaranteed period certain for contracts with one (1) annuitant; and
                                           b.)  Joint & Survivor Life Income Option with a 10-year guaranteed period certain for contracts with two (2) annuitants.

                                       If there is only one (1) annuitant on the payout date and you select Option 3 (the Joint and Survivor Life Income Option described in Section 14.3) or any other available joint and survivor option, you may name a joint annuitant upon whose life expectancy, in conjunction with the annuitant's, the income payments will be based.

13.2     CAN THE ANNUITANT OR OWNER    You cannot change the annuitant or owner on or after the income payment start
         BE CHANGED?                   date for any reason.

=================================================================================================================================
SECTION  14.                                                                  INCOME PAYMENTS
=================================================================================================================================
14.1     WHEN WILL INCOME PAYMENTS     The first income payment will be paid as of the payout date. The anticipated payout date
         BEGIN?                        is shown on your Data Page. It is equal to the contract anniversary following the annuitant's 95th birthday.

                                       You may change the payout date to a date other than the anticipated payout date by written request, provided: (a) the request is made while an owner is alive; (b) the request is received at our administrative office at least 30 days prior to the anticipated payout date; and (c) the requested payout date is at least two years after the contract issue date. Such change is subject to any maximum maturity age restrictions that may be imposed by law and cannot extend past the latest payout date that is allowed under this contract.

14.2     TO WHOM ARE INCOME            The owner may name the person to receive income payments. If no person is named, payment
         PAYMENTS MADE?                will be made to the owner.

14.3     WHAT INCOME PAYOUT            There are different ways to receive income payments. We call these income payout options.
         OPTIONS ARE AVAILABLE?        Three income payout options are described below. The payout options described may not be available in all states at all times. Other income payout options may be available with our consent.

                                       OPTION 1 - INSTALLMENT OPTION. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the payee or to the owner if there is no surviving payee.

                                       OPTION 2 - LIFE INCOME OPTION - GUARANTEED PERIOD CERTAIN. We will pay monthly income payments for as long as the annuitant lives. If the annuitant dies before all of the income payments have been made for the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the payee; or
                                       (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the payee or to the owner if there is no surviving payee.

                                       The guaranteed period certain choices are:
                                       a.)  0 years (life income only);
                                       b.)  5 years;
                                       c.)  10 years;
                                       d.)  15 years; or
                                       e.)  20 years.

                                       OPTION 3 - JOINT AND SURVIVOR LIFE INCOME OPTION - 10 YEAR GUARANTEED PERIOD CERTAIN. We
                                       will pay monthly income payments for as long as either of the annuitants is living. If at the death of the second surviving annuitant, income payments have been made for less than
                                       10 years: (a) income payments will be continued during the remainder of the guaranteed period certain to the payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the payee or to the owner if there is no surviving payee.

14.4     WHAT ARE THE REQUIREMENTS     The minimum amount which can be applied under all payout options is the greater of
         FOR CHOOSING AN INCOME        $2,500 or the amount required to provide an initial monthly income payment of $20.
         PAYOUT OPTION?

                                       We may require due proof of age and gender of any annuitant on whose life an income payout option is based.

14.5     HOW WILL INCOME PAYMENT       The minimum dollar amount of each income payment will be determined by dividing the
         VALUES BE DETERMINED?         contract value applied by $1,000, and multiplying the result by the applicable option rate shown in Section 16. The amount of any income payout at the time it starts will never be less than that which would have been provided by applying the surrender value to purchase a single premium immediate annuity at the purchase rates then offered by us to the same class of annuitants.

=================================================================================================================================
SECTION  15.                                                   DEATH PROVISIONS DURING THE PAYOUT PERIOD
=================================================================================================================================
15.1     IS NOTIFICATION OF DEATH      We must be notified immediately of the death of an annuitant, owner or payee. Proof of
         REQUIRED?                     death will be required upon the death of an annuitant or owner. We are not responsible for any misdirected payments that result from failure to notify us of any such death.

15.2     WHAT HAPPENS WHEN THE         If an annuitant dies during the payout period, remaining income payouts or death benefits,
         ANNUITANT DIES?               if any, will be distributed as provided by the income payout option in effect. The income option payout in effect will determine whether additional income payouts or a death benefit apply.

15.3     WHAT HAPPENS WHEN THE         If an owner dies after on or after the start of income payout, any remaining income payouts
         OWNER DIES WHO IS NOT         will be distributed at least as rapidly as provided by the income payout option in effect.
         THE ANNUITANT?

=================================================================================================================================
SECTION  16.                                                              INCOME OPTION RATES
=================================================================================================================================
16.1     WHAT RATES WILL BE USED       The rates shown are used to determine the minimum payment values for monthly income
         TO DETERMINE PAYMENT          payments. We reserve the right on a non-discriminatory basis, to offer higher than
         VALUES FOR OPTIONS 1          current income payment levels that may vary based on the contract year in which the
         THROUGH 3?                    payout phase begins.

                                       The amount of each monthly income payment, for purposes of calculating minimum payment values for Options 2 and 3, are based on each annuitant's gender and his/her adjusted age for Type A life income rates, and on each annuitant's adjusted age for Type B life income rates. The life income rates type for this contract is shown on the Data Page.

16.2     HOW IS THE ANNUITANT'S        The annuitant's adjusted age is his/her age as of the date of the first payment minus
         ADJUSTED AGE FOR              5 years, then subtracted by 2 additional years for each 5 full years elapsed between
         OPTIONS 2 AND                 1/1/2013 and the Payout Date.
         3 DETERMINED?

16.3     WHAT RATES ARE USED TO        OPTION 1 - INSTALLMENT OPTION RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.
         DETERMINE THE MINIMUM
         PAYMENT VALUES FOR                       NUMBER OF YEARS                      MONTHLY PAYMENT
         OPTION 1?                                    PAYABLE                      FOR EACH $1,000 APPLIED
                                                      -------                      -----------------------
                                                         10                                  8.75
                                                         15                                  5.98
                                                         20                                  4.59
                                                         25                                  3.76
                                                         30                                  3.21

                                       These rates are based on an effective annual rate of 1.00%.

16.4     WHAT RATES ARE USED TO        OPTION 2 - LIFE INCOME OPTION RATES - GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT
         DETERMINE THE MINIMUM         BEGINNING OF PERIOD. The life income rates type for this contract is shown on the Data
         PAYMENT VALUES FOR            Page.
         OPTION 2?

TYPE A LIFE INCOME RATES - PER $1,000 APPLIED
------------------------------------------------------------------------------------------
                                   Adjusted Age - Male
 Years     -------------------------------------------------------------------------------
Certain     55      60      65      70      75      80      85      90      95      100
------------------------------------------------------------------------------------------
   0       3.22    3.69    4.32    5.19    6.37    8.02    10.34   13.63   18.28   26.51

   5       3.22    3.68    4.30    5.13    6.22    7.65    9.45    11.52   13.69   15.74

   10      3.20    3.64    4.21    4.92    5.77    6.69    7.55    8.21    8.61    8.74

   15      3.16    3.56    4.04    4.57    5.10    5.53    5.81    5.94    5.98    5.98

   20      3.09    3.43    3.79    4.12    4.37    4.52    4.58    4.59    4.59    4.59
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   Adjusted Age - Female
 Years     -------------------------------------------------------------------------------
Certain     55      60      65      70      75      80      85      90      95      100
------------------------------------------------------------------------------------------
   0       3.01    3.43    3.99    4.77    5.89    7.53    9.98    13.52   18.17   25.44

   5       3.01    3.42    3.98    4.73    5.80    7.28    9.24    11.47   13.59   15.55

   10      3.00    3.40    3.93    4.62    5.50    6.52    7.49    8.19    8.59    8.73

   15      2.98    3.35    3.82    4.38    4.98    5.48    5.80    5.94    5.98    5.98

   20      2.94    3.27    3.65    4.03    4.33    4.51    4.58    4.59    4.59    4.59
------------------------------------------------------------------------------------------

TYPE B LIFE INCOME RATES - PER $1,000 APPLIED
------------------------------------------------------------------------------------------
                                   Adjusted Age - Unisex
 Years     -------------------------------------------------------------------------------
Certain     55      60      65      70      75      80      85      90      95      100
------------------------------------------------------------------------------------------
   0       3.05    3.48    4.06    4.85    5.98    7.63    10.05   13.54   18.19   25.65

   5       3.05    3.47    4.04    4.81    5.88    7.35    9.28    11.48   13.61   15.59

   10      3.04    3.45    3.98    4.68    5.55    6.55    7.50    8.20    8.59    8.74

   15      3.01    3.40    3.87    4.42    5.00    5.49    5.80    5.94    5.98    5.98

   20      2.97    3.30    3.68    4.05    4.34    4.51    4.58    4.59    4.59    4.59
------------------------------------------------------------------------------------------

                                       These rates are based on the Annuity 2000 Tables with compound interest at an effective annual rate of 1.00%. Rates for years payable and guaranteed periods certain are not shown. If allowed by us, they will be calculated on an actuarially equivalent basis and will be available upon request.

16.5     WHAT RATES ARE USED TO        OPTION 3 - LIFE INCOME OPTION RATES - JOINT AND SURVIVOR - 10 YEAR GUARANTEED PERIOD
         DETERMINE THE MINIMUM         CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD. The life income rates type for
         PAYMENT VALUES FOR            this contract is shown on the Data Page.
         OPTION 2?

TYPE A LIFE INCOME RATES - PER $1,000 APPLIED
------------------------------------------------------------------------------------------
                                   Adjusted Age - Female
 Adjusted   ------------------------------------------------------------------------------
Age - Male   55      60      65      70      75      80      85      90      95      100
------------------------------------------------------------------------------------------
    55      2.66    2.81    2.94    3.04    3.11    3.15    3.18    3.19    3.19    3.20

    60      2.77    2.98    3.18    3.35    3.47    3.56    3.60    3.63    3.64    3.64

    65      2.86    3.13    3.40    3.66    3.88    4.04    4.13    4.18    4.20    4.21

    70      2.92    3.24    3.59    3.97    4.31    4.59    4.77    4.87    4.91    4.92

    75      2.95    3.31    3.74    4.22    4.72    5.16    5.48    5.66    5.74    5.77

    80      2.98    3.36    3.83    4.40    5.05    5.68    6.18    6.49    6.63    6.68

    85      2.99    3.38    3.88    4.52    5.28    6.09    6.78    7.23    7.46    7.54

    90      2.99    3.39    3.91    4.58    5.42    6.35    7.20    7.78    8.09    8.20

    95      3.00    3.40    3.92    4.61    5.48    6.48    7.42    8.08    8.46    8.59

   100      3.00    3.40    3.93    4.61    5.50    6.52    7.49    8.18    8.58    8.72
------------------------------------------------------------------------------------------

TYPE B LIFE INCOME RATES - PER $1,000 APPLIED
------------------------------------------------------------------------------------------
                                   Adjusted Age - Unisex
 Adjusted   ------------------------------------------------------------------------------
Age - Male   55      60      65      70      75      80      85      90      95      100
------------------------------------------------------------------------------------------
    55      2.63    2.76    2.86    2.93    2.98    3.01    3.03    3.03    3.04    3.04

    60      2.76    2.95    3.11    3.24    3.34    3.39    3.43    3.44    3.45    3.45

    65      2.86    3.11    3.36    3.58    3.75    3.87    3.93    3.96    3.98    3.98

    70      2.93    3.24    3.58    3.91    4.21    4.43    4.57    4.64    4.67    4.68

    75      2.98    3.34    3.75    4.21    4.66    5.05    5.31    5.46    5.53    5.55

    80      3.01    3.39    3.87    4.43    5.05    5.64    6.10    6.37    6.51    6.55

    85      3.03    3.43    3.93    4.57    5.31    6.10    6.76    7.19    7.42    7.50

    90      3.03    3.44    3.96    4.64    5.46    6.37    7.19    7.77    8.08    8.18

    95      3.04    3.45    3.98    4.67    5.53    6.51    7.42    8.08    8.44    8.58

   100      3.04    3.45    3.98    4.68    5.55    6.55    7.50    8.18    8.58    8.72
------------------------------------------------------------------------------------------

                                       These rates are based on the Annuity 2000 Tables with compound interest at an effective annual rate of 1.00%. Rates for years payable and guaranteed periods certain are not shown. If allowed by us, they will be calculated on an actuarially equivalent basis and will be available upon request.

                             SINGLE PREMIUM DEFERRED
                        MODIFIED GUARANTEED INDEX ANNUITY

                   Income Payments Starting on the Payout Date
        Death Benefit Payable at Death of Owner Prior to the Payout Date
                                Non-Participating

                         MEMBERS LIFE INSURANCE COMPANY
                    [2000 HERITAGE WAY, WAVERLY, IOWA  50677]
                           [TELEPHONE:  319.352.4090]